UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)       October 15, 2007

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

       Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                               (IRS Employer
           of Incorporation)                            File Number)                            Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Introduction

          Based on discussions between Inspire Pharmaceuticals, Inc. ("Inspire") and the U.S. Food and Drug Administration ("FDA"), Inspire has been working to identify a clinical trial design that the FDA agrees is appropriate and that Inspire believes is reasonable to continue Inspire's clinical development of Prolacria, a potential treatment for dry eye disease. Based on analysis of its clinical trial data, input from experts in the dry eye field, and discussions with the FDA, Inspire is focusing on an endpoint measured by staining scores in the central region of the cornea. In connection with this effort, Inspire has entered into a clinical services agreement with Ophthalmic Research Associates Inc. ("ORA") to gain access to its proprietary dry eye model (i.e., the controlled adverse environment or dry eye chamber). The agreement contemplates various studies in a step-wise approach to facilitate optimal clinical trial design for possible future clinical development of Prolacria, leveraging ORA's extensive knowledge in conducting ophthalmic clinical trials.

Ophthalmic Research Associates Inc. Clinical Services Agreement

          On October 15, 2007, Inspire and ORA entered into a clinical services agreement (the "Services Agreement") pursuant to which ORA will provide clinical research services to Inspire relating to Prolacria. Pursuant to the terms of the Services Agreement, the parties shall develop a research program in which ORA's proprietary dry eye model shall be used by independent clinical investigators to evaluate the effects of Prolacria on patients with dry eye. The parties are required to develop a statement of work and allocate responsibilities in relation to the individual studies for support of the development of Prolacria. Decisions regarding inclusion of patients for enrollment in studies and assessments of clinical endpoints will be made only by clinical investigators and other individuals independent of ORA.

           Inspire is responsible for paying all costs associated with each study, including payments to ORA for all services rendered under the applicable statements of work. In addition, Inspire is required to make payments in the event certain milestones are reached under the Services Agreement. Specifically, the Services Agreement provides that in the event a pivotal clinical trial is conducted under an FDA approved Special Protocol Assessment, Inspire will be obligated to pay ORA $2 million at such time as the first patient is dosed in such pivotal trial. In addition, if Prolacria receives FDA approval, Inspire will be obligated to pay ORA either $10.5 million or $22.5 million, based upon the clinical program pursued. If Inspire's applicable development costs exceed $7 million, including those development costs paid to ORA and those incurred by Inspire in relation to statistics and data management for all of the studies relating to the research program, Inspire will be entitled to offset the above described milestone payments with a credit equal to 50% of the excess costs. Furthermore, the amount of such milestones will be reduced in the event certain enrollment targets with respect to an applicable study are not met.

          If Prolacria receives FDA approval, Inspire will also be obligated to pay (i) a $5 million milestone payment upon timely completion of certain additional work by ORA, which is expected to be completed in the event of FDA approval, (ii) a $5 million milestone in the event of the approval of a line extension involving ORA, and (iii) sales milestones, which include one-time sales achievement milestones and recurring annual sales milestones.

          In the event that the development program contemplated by the parties does not lead to approval of Prolacria, the approval and post approval milestones payments shall not be paid.

          The term of the Services Agreement is three (3) years or until the earlier completion of the services, unless earlier terminated. The Services Agreement may be terminated by either party immediately upon notice in the event of breach, the results of a study do not support continuing with the development of a product as determined by Inspire, the occurrence of an adverse reaction or side effect in a study, or the withdrawal of authorization and approval to perform a study. Inspire may terminate the Services Agreement immediately upon notice if certain enrollment targets pertaining to a study are not met. If a force majeure event continues for 60 days, the non-affected party will have the right to terminate the Services Agreement upon notice. In the event of early termination as set forth in the prior sentences, Inspire will be obligated to pay ORA for services provided by ORA, all approved clinical work of ORA that is in progress, and pre-approved costs associated with winding down a study. In addition, Inspire may terminate the Services Agreement upon 30 days notice, in which case Inspire shall be responsible for paying ORA the total charge for the applicable study in full.

Forward-Looking Statements

           The forward-looking statements in this report relating to management's expectations and beliefs are based on preliminary information and management assumptions. Specifically, no assurances can be made with respect to the timing or outcome of any studies with ORA to facilitate clinical trial design, the commencement of any future clinical development of Prolacria, or, if any future clinical development of Prolacria is commenced, the timing or outcome of any such future clinical development. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, results and timing of clinical trials, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Christy L. Shaffer
                                                                               Christy L. Shaffer,
                                                                               President and Chief Executive Officer

Dated: October 19, 2007